Exhibit 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO:      Knobias, Inc.


            As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 4, 2005 relating to the financial statements of Knobias, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        ----------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP

New York, New York
August 8, 2005